Exhibit 99.1


WINN-DIXIE                        NEWS RELEASE
THE REAL DEAL
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WINN-DIXIE STORES, INC.        5050 EDGEWOOD COURT         JACKSONVILLE, FLORIDA
                                   P.O. BOX B                    32203-0297
                                 (904) 783-5000

RELEASE DATE:     May 2, 2003  MEDIA CONTACT:  Mickey Clerc   904-783-5409
                                               mickeyclerc@winn-dixie.com

             WINN-DIXIE PROMOTES FRANK LAZARAN TO CEO AND PRESIDENT
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                    AS AL ROWLAND RETIRES AT FISCAL YEAR END
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JACKSONVILLE,  FL,  May 2,  2003 -- A.  Dano  Davis,  Chairman  of the  Board of
Directors of Winn-Dixie Stores, Inc. (NYSE:WIN), announced today that the Company would promote Frank Lazaran to the positions of Chief Executive Officer and President. Lazaran, currently the Chief Operating Officer of the Company, is scheduled to assume his new positions on June 26, 2003, at the beginning of the Company's new fiscal year. At that time, Allen Rowland, currently the Company's CEO and President, will retire, Davis said. In addition, at the same time, Rowland will resign from his seat on the Company's board of directors and Lazaran will be appointed by the board of directors to fill the vacancy.

"Frank has made an outstanding contribution to our Company since his arrival one year ago, and we are excited that he will have an even greater opportunity to impact our business in his new role. The board of directors was unanimous in his selection," Davis said. "We believe it is an indication of the strength of our Company that an individual of Frank's caliber was in our organization and ready to assume the leadership role in what we believe will be a seamless transition."

"I brought Frank into the Company a year ago because I knew he had the skills to lead our organization," Rowland said. "Over the past year, he has been instrumental in our business successes. I have every confidence he will continue those successes in his new roles. I look forward to working with Frank over the next two months to effect a smooth transition."

Before joining Winn-Dixie, Lazaran was President of Randalls Food Markets, Inc., a division of Safeway, in Houston, Texas. Randalls operates high volume stores under the Tom Thumb banner in the Dallas/Fort Worth Metroplex area and as Randalls in the Houston and Austin markets. His 28 years of industry experience also includes a broad background of management positions with Randalls and Ralphs Grocery Company in Compton, California.

Rowland joined Winn-Dixie as CEO and President in November of 1999. "We brought Al to Winn Dixie to be an agent of change, and he has done exactly what we asked of him," Davis said. "In his three-and-a-half years Al has improved our store operations and enhanced our financial position." Davis noted that during Rowland's tenure the Company had, among other accomplishments, introduced its Customer Rewards Card to enhance sales, improved store operations and customer service, disposed of certain under performing assets to strengthen the Company's financial position and built a strong senior leadership team. "Al led us through a difficult time and positioned the Company for the success it has had this year and anticipates in the future," Davis said. "When he came to me and indicated he thought it was time for him to retire, I told him I appreciated all of his accomplishments. We agreed this was the appropriate time to transition to Frank's leadership, which had been our expectation since we brought Frank on board. Our board of directors has expressed our appreciation to Al for the job he has done and we wish him enjoyment in his retirement."

Winn-Dixie Stores, Inc. (NYSE: WIN) is one of the largest food retailers in the nation and ranks 149 on the FORTUNE 500 (R) list. Founded in 1925, the company is headquartered in Jacksonville, FL and operates 1,071 stores in 12 states and the Bahamas. For more information, please visit www.winn-dixie.com.

News Release No. 3036


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